As filed with the U.S. Securities and Exchange Commission on February 24, 2025

Registration No. 333-255028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4701719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

277 Fairfield Road, Suite 338 Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan

(Full title of the plan)

Gilbert K. Lee

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

(Name and address of agent for service)

(201) 285-7973

(Telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

(212) 530-2206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Jerash Holdings (US), Inc., a Delaware corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-255028) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to amend the prospectus included in Part I of the Registration Statement pursuant to General Instruction C of Form S-8 (the “Reoffer Prospectus”), to (i) supplement the list of selling stockholders named in the Reoffer Prospectus and to update the amounts of shares of common stock, par value $0.001 per share (“common stock”), available to be resold by them, and (ii) to update certain other information included in the Reoffer Prospectus. The contents of the previous registration statement on Form S-8 (File No. 333-223916) filed by the Company with the SEC on March 26, 2018 (the “Prior Registration Statement”) relating to Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”) are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective. Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), the Reoffer Prospectus relates to shares of common stock covered by the Registration Statement and the Prior Registration Statement. As a filing fee was paid by the Company under the Registration Statement and the Prior Registration Statement in connection with the registration of the shares of common stock offered under the Reoffer Prospectus, no additional registration fee is required to add these shares of common stock to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

This Reoffer Prospectus may be used for reoffers and resales of shares of common stock of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors, and/or officers of the Company identified in the Reoffer Prospectus, as may be supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Stockholders”). Such Selling Stockholders may reoffer or resell all, a portion, or none of the shares of common stock which have been or will be acquired pursuant to the Plan.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling stockholders and/or amounts of shares of common stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known. The inclusion of such shares of common stock herein does not necessarily represent a present intention to sell any or all such shares of common stock by the Selling Stockholders.

All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Reoffer Prospectus

1,081,400 Shares of Common Stock

Jerash Holdings (US), Inc.

This reoffer prospectus relates to 1,081,400 shares of common stock, par value $0.001 (“common stock”) of Jerash Holdings (US), Inc. (the “Company”), that may be reoffered or resold, from time to time, by certain selling stockholders (the “Selling Stockholders”) described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired under Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”), which was adopted effective July 19, 2019.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus, dated February 24, 2025

Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update, or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action that would permit this offering or possession or distribution of this reoffer prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this reoffer prospectus outside the United States.

i

Cautionary Statement Regarding Forward-Looking Statements

This reoffer prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this reoffer prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this reoffer prospectus and our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “2024 Form 10-K”), which is incorporated by reference into this reoffer prospectus, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such material differences include, but are not limited to:

●	we rely on one key customer for most of our revenue;

●	we are dependent on a product segment comprised of a limited number of products;

●	our customers are in the clothing retail industry, which is subject to substantial cyclical variations and may impact our revenues and cash requirements;

●	we could experience product quality or late delivery problems with our products;

●	our business could suffer if we violate labor laws or fail to conform to our customers’ or other generally accepted labor standards, or if our products fail to comply with industry and governmental regulations;

●	we face intense competition in the worldwide apparel manufacturing industry;

●	all of our manufacturing facilities are located in Jordan, and we are subject to the risks of doing business abroad, including regulatory and political uncertainty in Jordan;

●	if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud;

●	a default under our credit facilities could result in a foreclosure of our assets;

●	we may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

●	we rely on dividends, distributions, and other payments, advances, and transfers from our operating subsidiaries to meet our obligations due to our status as a holding company;

●	exercises of currently outstanding or committed warrants and options, and any future sales and issuances of our common stock or rights to purchase common stock, could result in substantial dilution to our stockholders;

●	we rely on our management team and other key employees, who may face competing demands relating to their time and resources; and

●	we may have conflicts of interest with our affiliates and related parties.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. Please see the risk factors in Item 1A of the 2024 Form 10-K incorporated herein by reference for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ii

Prospectus Summary

About the Company

Through our wholly owned operating subsidiaries, we are principally engaged in the manufacturing and exporting of customized, ready-made sportwear and outerwear from knitted fabric and personal protective equipment (“PPE”) produced in our facilities in the Hashemite Kingdom of Jordan.

We are a manufacturer for many well-known brands and retailers, such as VF Corporation (which owns brands such as The North Face, Timberland, and Vans), New Balance, G-III (which licenses brands such as Calvin Klein, Tommy Hilfiger, DKNY, and Guess), American Eagle, and Skechers. Our production facilities comprise six factory units and four warehouses and we currently employ approximately 6,000 people. The total annual capacity at our facilities was approximately 14 million pieces (average for product categories including t-shirts, polo shirts, pants, shorts, and jackets, and excluding PPE) as of March 31, 2024.

Our principal executive offices are located at 277 Fairfield Road, Suite 338, Fairfield, New Jersey 07004. Our telephone number at this address is (201) 285-7973.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in the 2024 Form 10-K, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the shares of common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares of common stock covered hereby.

DILUTION

Because the Selling Stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the aggregate of (i) the number of shares of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this reoffer prospectus, and (ii) the number of shares of common stock to be issued to each Selling Stockholder under the Plan that are being registered pursuant to this Registration Statement for resale by each Selling Stockholder as of the date of this reoffer prospectus; (c) the number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of common stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this reoffer prospectus, assuming no other change in ownership of shares of common stock by such Selling Stockholder after the date of this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power and the address for each Selling Stockholder listed in the table below is 277 Fairfield Road, Suite 338, Fairfield, New Jersey 07004.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

		Shares of Common Stock Beneficially Owned Prior to Resale (2)(11)			Number of Shares of Common Stock Offered for	Shares of Common Stock Beneficially Owned After Resale (11)
Selling Stockholder	Principal Position with the Company (1)	Number		Percent	Resale	Number	Percent
Choi, Lin Hung	Chairman, Chief Executive Officer, President, Treasurer, and Director	4,203,775	(3)	33.0%	445,000	3,758,775	30.6%
Lee, Gilbert K.	Chief Financial Officer	70,150	(4)	*	66,800	3,350	*
Yang, Wei	Vice President, Secretary, and Director	363,450	(5)	2.9%	64,400	299,050	2.4%
Ng, Tsze Lun	Head of Marketing	1,496,494	(6)	11.7%	445,000	1,051,494	8.6%
Tang, Yiu Hong Eric	Administration Manager of Treasure Success International Limited	363,450	(7)	2.9%	39,200	324,250	2.6%
Korn, Bill	Director	7,000	(8)	*	7,000	—	—
Saif, Ibrahim H.	Director	7,000	(9)	*	7,000	—	—
Mak, Chi Yan	Director	7,000	(10)	*	7,000	—	—

*	Indicates less than 1%

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	The number of shares owned prior to resale by each Selling Stockholder includes (i) shares of common stock and (ii) shares of common stock to be issued to such Selling Stockholders under the Plan that are being registered pursuant to this reoffer prospectus for resale. Some of these shares may have been sold prior to the date of this reoffer prospectus.

(3)	Includes (i) 62,900 shares of common stock held by Mr. Choi, (ii) 3,695,875 shares of common stock held by Merlotte Enterprise Limited, which is wholly owned by Mr. Choi, and (iii) restricted stock units (“RSUs”) to receive 445,000 shares of common stock granted pursuant to the Plan.

(4)	Includes (i) 3,350 shares of common stock held by Mr. Lee, (ii) presently exercisable options to purchase 50,000 shares granted pursuant to the Plan, and (ii) RSUs to receive 16,800 shares of common stock granted pursuant to the Plan.

(5)	Includes (i) 53,100 shares of common stock held by Ms. Yang; (ii) 206,750 shares of common stock held by Ms. Yang’s husband, Eric Tang; (iii) RSUs to receive 64,400 shares of common stock granted to Ms. Yang pursuant to the Plan; and (iv) RSUs to receive 39,200 shares of common stock granted to Eric Tang pursuant to the Plan.

(6)	Includes (i) 62,900 shares of common stock held by Mr. Ng, (ii) 988,594 shares of common stock held by Multi-Glory Corporation Limited, which is wholly owned by Mr. Ng, and (iii) RSUs to receive 445,000 shares of common stock granted pursuant to the Plan.

(7)	Includes (i) 206,750 shares of common stock held by Mr. Tang; (ii) 53,100 shares of common stock held by Mr. Tang’s wife, Wei Yang; (iii) RSUs to receive 39,200 shares of common stock granted to Mr. Tang pursuant to the Plan; and (iv) RSUs to receive 64,400 shares of common stock granted to Wei Yang pursuant to the Plan.

(8)	Includes RSUs to receive 7,000 shares of common stock granted pursuant to the Plan.

(9)	Includes RSUs to receive 7,000 shares of common stock granted pursuant to the Plan.

(10)	Includes RSUs to receive 7,000 shares of common stock granted pursuant to the Plan.

(11)	Percentage is computed with reference to 12,294,840 shares of our common stock outstanding as of the date of this reoffer prospectus and assumes for each Selling Stockholder the sale of all shares offered by that particular Selling Stockholder under this reoffer prospectus.

The Company may supplement this reoffer prospectus from time to time as required by the rules of U.S. Securities and Exchange Commission (the “SEC”) to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates

Plan of Distribution

In this section of the reoffer prospectus, the term “Selling Stockholder” means and includes:

●	the persons identified in the table above as the Selling Stockholders;

●	those persons whose identities are not known as of the date hereof but may in the future be eligible to acquire shares of common stock under the Plan; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the shares of common stock offered hereby. The distribution of the shares of common stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of shares of common stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The Selling Stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the Selling Stockholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the shares of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of common stock offered hereby may not simultaneously engage in market making activities with respect to the shares of common stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue-sky laws and regulations, if applicable, the shares of common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares of common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the shares of common stock offered hereby. The Selling Stockholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC.

Experts

The consolidated financial statements of Jerash Holdings (US), Inc. as of March 31, 2024 and 2023 and for each of the two fiscal years ended March 31, 2024 appearing in Jerash Holdings (US), Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of such firm given their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in the 2024 Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this reoffer prospectus, no reportable material changes have occurred since March 31, 2024.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by the Selling Stockholders pursuant to this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock covered by this reoffer prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this reoffer prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

The SEC maintains a web site at www.sec.gov that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information, when filed, will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.jerashholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this reoffer prospectus.

Incorporation of CERTAIN DOCUMENTS by Reference

THIS REOFFER PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS REOFFER PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS.

We incorporate information into this reoffer prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this reoffer prospectus and prior to the termination of the offering under this reoffer prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC on June 28, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024, September 30, 2024, and December 31, 2024, as filed with the SEC on August 13, 2024, November 13, 2024, and February 12, 2025, respectively;

●	our Current Report on Form 8-K filed with the SEC on September 30, 2024;

●	the information in our proxy statement filed on July 25, 2024, to the extent incorporated by reference in the 2024 Form 10-K; and

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this reoffer prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this reoffer prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this reoffer prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (201) 285-7973 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this reoffer prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our common stock.

1,081,400 Shares of Common Stock

Jerash Holdings (US), Inc.

REOFFER PROSPECTUS

February 24, 2025

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate information into this registration statement by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering under this registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC on June 28, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024, September 30, 2024, and December 31, 2024 as filed with the SEC on August 13, 2024, November 13, 2024, and February 12, 2025, respectively;

●	our Current Report on Form 8-K filed with the SEC on September 30, 2024;

●	the information in our proxy statement filed on July 25, 2024, to the extent incorporated by reference in the 2024 Form 10-K; and

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this registration statement shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this registration statement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this registration statement and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (201) 285-7973 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this registration statement. You should not rely on any information on our website in making your decision to purchase our common stock.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

We are incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article 11 of our certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate our rights, and the rights of our stockholders, through stockholder derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived improper benefit from their actions as directors. In addition, our certificate of incorporation, as amended, provides that we have the right to indemnify our directors and officers to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference (Unless Otherwise Indicated)
Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Specimen Certificate for Common Stock	S-1	333-218991	4.1	June 27, 2017

5.1	Legal Opinion of Hunter Taubman Fischer & Li LLC	S-8	333-255028	5.1	April 5, 2021

10.1	Amended and Restated 2018 Stock Incentive Plan	8-K	001-38474	10.1	September 19, 2019

23.1	Consent of Marcum LLP	—	—	—	Filed herewith

23.2	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)	S-8	333-255028	5.1	April 5, 2021

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, in the State of New Jersey, on February 24, 2025.

JERASH HOLDINGS (US), INC.

By:	/s/ Gilbert K. Lee
Gilbert K. Lee
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Choi Lin Hung
Choi Lin Hung	Chairman, Chief Executive Officer, President, Treasurer, and Director	February 24, 2025
(Principal Executive Officer)
/s/ Gilbert K. Lee
Gilbert K. Lee	Chief Financial Officer	February 24, 2025
(Principal Financial and Accounting Officer)
/s/ Wei Yang
Wei Yang	Vice President, Secretary, and Director	February 24, 2025

/s/ Mak Chi Yan
Mak Chi Yan	Director	February 24, 2025